Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 3, 2004, accompanying the consolidated financial statements included in the Registration Statement of Origen Financial, Inc. on Form S-11 (Commission File No. 333-112516) for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Origen Financial, Inc. on Form S-8 effective December 15, 2004.

/s/ GRANT THORNTON LLP

Southfield, Michigan
December 15, 2004